SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.  20549




                                   FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




                                 May 11, 1004
                      ---------------------------------
                      (Date of earliest event reported)




                          DELTA PETROLEUM CORPORATION
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



        Colorado                    0-16203                84-1060803
       --------------              ----------          --------------------
        (State of                  Commission           (I.R.S. Employer
       Incorporation)                File No.           Identification No.)



                  Suite 1400
                  475 17th Street
                  Denver, Colorado                        80202
           -------------------------------------------------------
           (Address of principal executive offices)     (Zip Code)



      Registrant's telephone number, including area code: (303) 293-9133




                                   N/A
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.

The following is an update of our operations as of the date of this Report:

FULLER RESERVOIR FIELD   FREMONT COUNTY, WYOMING

     Over the past 30 days, we have drilled the Fuller #15, #16 and #17 wells, and drilling is currently underway on the Fuller #18 location. We have three completion rigs running full-time.

WASHINGTON COUNTY, COLORADO

     We have received initial drilling permits, and on May 10, 2004 we began drilling operations on the first well. To date, we have filed 27 drilling permit applications and will continue to file for new permits weekly in anticipation of an extensive drilling program.

LARAMIE COUNTY, WYOMING

     The Gross #1 well did not have measurable oil contribution from the horizontal Niobrara formation and, therefore, an attempt at fracture stimulation will not occur. We believe that a potentially productive "J" sand was encountered and will either be side-tracked and re-drilled in the Gross #1 well, or a second well will be drilled specifically to test the "J" sand.
This is scheduled for late May.

DEERLICK CREEK FIELD   TUSCALOOSA, ALABAMA

     Numerous well locations have been staked and permitted. A rig has been contracted and should begin drilling infill wells continuously on or about May 15, 2004.

MOSSER DOME - YELLOWSTONE COUNTY, MONTANA

     Public notification was required before initial permits could be issued. This has been accomplished, and the initial test well should be underway within the next ten days.

COLUMBIA RIVER BASIN PROJECT

     We have acquired a 50% working interest and operations in 125,000 acres of long term leasehold in the Columbia River Basin area of eastern Washington. Recently at state and federal lease sales we and our partners acquired an additional 46,000 acres. The Columbia River basin is an area that was originally drilled by Shell Oil Company in the early 1980's and encountered approximately 3,000 feet of gas charged section that experienced substantial production test rates. The reservoir is characterized by deep, basin centered, low permeability sandstones that appear to be overpressured. Our acreage position is located on first order structural anticlines that are expected to have several thousand feet of structural height. Based upon our analysis of the geology, test rates and other data currently available to us, we presently believe that advances in technology may allow for economical drilling to sandstones that may have very substantial reserve potential. It is anticipated that a well, or wells, may be drilled in the project area by a large independent oil and gas company this year.

OTHER AREAS OF OPERATION

     The status of our activities in other geographic areas has not changed significantly since our April 2004 operations update.

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FORWARD-LOOKING STATEMENTS

     This Report contains forward-looking statements, within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," "project," "predict," "plan," "believe" or "continue" or the negative thereof or variations thereon or similar terminology. The expectations reflected in forward-looking statements may prove to be incorrect. In addition, the factors discussed in our periodic reports, proxy statements and other documents filed with the Securities and Exchange Commission warn of risks or uncertainties associated with future results, events or circumstances, identify factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements and should be read in conjunction with this Report. We do not undertake, and specifically disclaim any obligation, to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     The following exhibit is furnished pursuant to Item 12, is not to be considered "filed" under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and shall not be incorporated by reference into any of Delta Petroleum Corporation's previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

     (c) EXHIBITS.

                 99.1 - Press Release dated May 11, 2004

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

     On May 11, 2004, Delta Petroleum Corporation reported its operating results for the quarter ended March 31, 2004. The Press Release is attached hereto as Exhibit 99.1.


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DELTA PETROLEUM CORPORATION
                                      (Registrant)



Date:  May 11, 2004                   By: /s/ Roger A. Parker
                                          -----------------------------
                                          Roger A. Parker, President







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